UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 26, 2011

MACC PRIVATE EQUITIES INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	0-24412	42-1421406
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Second Street SE, Suite 800, Cedar Rapids, Iowa	52401
(Address of Principal Executive Offices)	(Zip Code)

(319) 363-8249
Registrant’s Telephone Number, Including Area Code

2533 South Coast Highway 101, Suite 240, Cardiff-By-The-Sea, California 92007
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 23, 2011, MACC Private Equities Inc. (“MACC” or the “Company”) and Cedar Rapids Bank and Trust Company (“CRB&T”) executed a Sixth Amendment to Business Loan Agreement (“Sixth Amendment”), whereby the parties agreed to replace the Fifth Amendment to Business Loan Agreement, dated January 10, 2011.  In the Sixth Amendment, the maturity date of the loan was extended to September 9, 2011.  In addition, MACC agreed to pay an exit fee of $50,000 upon final payoff of the loan. In connection with the Sixth Amendment, MACC and CRB&T executed the following documents, effective as of July 11, 2011:  (i) Change in Terms Agreement, (ii) Disbursement Request and Authorization, and (iii) Notice of Final Agreement (together with the Sixth Amendment, the “Loan Documents”).  Other terms and conditions contained in the Business Loan Agreement, dated August 30, 2007, as amended, will continue to apply.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

10.1	Change in Terms Agreement, by and among MACC Private Equities Inc. and Cedar Rapids Bank and Trust Company, effective as of July 11, 2011.

10.2	Disbursement Request and Authorization, by and among MACC Private Equities Inc. and Cedar Rapids Bank and Trust Company, effective as of July 11, 2011.

10.3	Notice of Final Agreement, by and among MACC Private Equities Inc. and Cedar Rapids Bank and Trust Company, effective as of July 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 26, 2011

MACC PRIVATE EQUITIES INC.

By:	/s/ David R. Schroder
David R. Schroder
President and CEO

Exhibit Index

Exhibit
Number                                Description

10.1	Change in Terms Agreement by and among MACC Private Equities Inc. and Cedar Rapids Bank and Trust Company, effective as of July 11, 2011.

10.2	Disbursement Request and Authorization, by and among MACC Private Equities Inc. and Cedar Rapids Bank and Trust Company, effective as of July 11, 2011.

10.3	Notice of Final Agreement, by and among MACC Private Equities Inc. and Cedar Rapids Bank and Trust Company, effective as of July 11, 2011.